Exhibit (a)(5)(J)

IN THE DISTRICT COURT OF OKLAHOMA COUNTY

STATE OF OKLAHOMA

FILED IN THE DISTRICT COURT
OKLAHOMA COUNTY, OKLA.

APR 28 2011

PATRICIA PRESLEY, COURT CLERK

by _______________________________
DEPUTY

FRANK KRAMER, On Behalf Of Himself And All Others Similarly Situated,	Case No. CJ-2011-2627
CLASS ACTION
Plaintiff,

v.

BRONCO DRILLING COMPANY, INC., D. FRANK HARRISON, RICHARD B. HEFNER, GARY C. HILL, DAVID W. HOUSE, WILLIAM R. SNIPES, and CHESAPEAKE ENERGY CORPORATION,

Defendants.

PLAINTIFFS’ NOTICE OF DISMISSAL WITHOUT PREJUDICE

PLEASE TAKE NOTICE THAT pursuant to 12 O.S. 684, Plaintiff Frank Kramer hereby voluntarily dismisses the above action against Defendants Bronco Drilling Company, Inc. (“Bronco”), D. Frank Harris, Richard B. Hefner, Gary C. Hill, David W. House, William R. Snipes, and Chesapeake Energy Corporation, without prejudice (collectively referred to herein as “Defendants”).

DATED: Thursday, April 28, 2011

/s/ William B. Federman

WILLIAM B. FEDERMAN, OBA #2853

SARA E. COLLIER, OBA #20473

JOSHUA D. WELLS, OBA #22334

FEDERMAN & SHERWOOD

10205 N. Pennsylvania Avenue

Oklahoma City, OK 73120

Telephone: (405) 235-1560

Facsimile: (405) 239-2112

GREGORY M. NESPOLE

DEMET BASAR

MARTIN E. RESTITUYO

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

270 Madison Avenue

New York, NY 10016

(212) 545-4600

BRUCE G. MURPHY

LAW OFFICES OF BRUCE G. MURPHY

265 Llwyds Lane

Vero Beach, FL 32963

(772)231-4202

Attorneys for Plaintiff

CERTIFICATE OF SERVICE

This certifies that on April 28, 2011, a true and correct copy, of the above and foregoing document was given to a private process server to be served on the following:

Darren B. Derryberry	John N. Hermes
DERRYBERRY & NAIFEH, LLP	James R. Webb
4800 N. Lincoln Blvd.	MCAFEE TAFT
Oklahoma City, OK 73105	10th Floor, Two Leadership Square
2100 N. Robinson
Counsel for Plaintiffs Leader, Kushner and	Oklahoma City, OK 73102
Shriver
Bronco Resources, Inc.
Valerie L. Dye	c/o David Treadwell, Registered Agent
Scott A. Graham	16217 North May Avenue
Anthony L. Allen	Edmond, Oklahoma 73013
GRAHAM, ALLEN & BROWN, PLLC
Philtower Building, Suite 355	Chesapeake Energy, Inc.
427 S. Boston Avenue	c/o The Corporation Company,
Tulsa, OK 74103	Registered Agent 1833 S. Morgan Rd.
Oklahoma City, Oklahoma 73128
Counsel for Plaintiff Brand

William Savitt
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd St.
York, NY 10019

/s/ William B. Federman
WILLIAM B. FEDERMAN

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